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                                                                     EXHIBIT 8.1


               [LETTERHEAD OF TROUTMAN SANDERS LLP APPEARS HERE]


                               November 18, 1996



Southern Investments UK plc
800 Park Avenue
Aztec West
Almondsbury
Bristol BS12 4SE, England

Dear Sirs:

     We are acting as counsel to Southern Investments UK plc (the "Company") in connection with the preparation, authorization, execution and filing of a registration statement on Form S-1 being filed on the date hereof with the Securities and Exchange Commission (the "Commission") (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of Senior Notes of the Company (the "Senior Notes").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the statements made in the Registration Statement under the heading "Certain Income Tax Considerations-- U.S. Federal Income Tax Considerations," insofar as they purport to constitute summaries of matters of certain U.S. federal income tax laws and regulations, are confirmed in all material respects.
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Southern Investments UK plc
November 18, 1996
Page 2


     We are members of the Bar of the State of Georgia and we do not express any opinion herein concerning any law other than the federal law of the United States.

     We hereby consent to the use of our name under the caption "US Federal Income Tax Considerations" in the Prospectus forming part of the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent, except as noted above.

                                    Very truly yours,

                                    /s/ Troutman Sanders LLP
                                    -----------------------------
                                    TROUTMAN SANDERS LLP